SUPPLEMENTAL AGREEMENT

     This SUPPLEMENTAL AGREEMENT ("Agreement") is made and entered into by and between STATEC TECHNOLOGIES, S.A., a French limited liability company with offices located in Gif-sur-Yvette, France ("STATEC") and NDC Automation, Inc., a Delaware, U.S.A. corporation with principal offices located in Charlotte, North Carolina, U.S.A. ("NDCA").

     WHEREAS, the parties hereto made and entered into a "Termination and Release Agreement" (the "First Agreement") dated and effective as of March 1, 1996; and

     WHEREAS, STATEC has encountered financial problems and has filed for reorganization under the bankruptcy laws of France in the Orleans [France] Court of Appeal (the "French Court"); and

     WHEREAS, the parties wish to modify some of STATEC's obligations pursuant to the First Agreement, contingent upon the express approval of the French Court.

     NOW THEREFORE, in consideration of these premises and the covenants contained herein, the parties hereto agree as follows:

                                   AGREEMENT


Article 1. Revision of Paragraph 2.1

The parties acknowledge and agree that STATEC has paid to NDCA the sum of fifty-four thousand dollars ($54,000.00) pursuant to paragraph 2.1 of the First Agreement. STATEC shall pay to NDCA the additional sum of twenty thousand dollars ($20,000.00) immediately upon approval of this Agreement by the French Court. Upon the performance in full of all of STATEC's obligations hereunder, NDCA shall waive, release and discharge STATEC from the balance of its payment obligations under paragraph 2.1 of the First Agreement. This waiver, release and discharge shall become effective automatically, without further action by NDCA.

Article 2. Acknowledgment of Discharge of Paragraph 2.2

NDCA acknowledges that STATEC has performed in full under paragraph 2.2 First Agreement.

Article 3. Revision of Article 3

     3.1 The parties acknowledge and agree that STATEC has not purchased any inventory as required by Article 3 of the First Agreement.

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     3.2 STATEC  shall and hereby does  purchase  and NDCA shall and hereby does sell and convey to STATEC  those  items of  inventory  listed and  described  on
Schedule 1, attached hereto simultaneously with the execution and delivery by STATEC of this Agreement.

     Immediately upon the approval of this Agreement by the French Court, STATEC shall pay to NDCA the sum of thirty-five thousand dollars ($35,000) as payment in full for those items of inventory.

     3.3 No later than April 30, 1997, STATEC shall purchase the remaining inventory, which is listed and described on Schedule 2, attached hereto. The purchase price for such inventory shall be twelve thousand, eight hundred eighty-four dollars ($12,884.00), which shall be paid in full prior to or at delivery of such inventory. All inventory sold to STATEC hereunder is sold AS IS, WHERE IS. All inventory sold by NDCA hereunder may be delivered to STATEC Technologies, Inc., a corporation with offices located in Cornelius, North Carolina.

     3.4 All payments required by this Article 3 shall be in U.S. dollars and in immediately available funds. All payments must be accompanied by a duly-signed order of the French Court approving this Agreement and authorizing the payment of the purchase price. STATEC shall diligently use its best efforts to obtain the approval of this Agreement by the French Court as soon as practicable after the execution of this Agreement.

     3.5 Upon the performance in full of STATEC's obligations under this Article 3, NDCA shall waive, release and discharge STATEC from its obligations under
Article 3 of the First Agreement.

Article 4. Waiver and Release

     4.1 Each party shall and hereby does waive, release, and remise any and all claims which either may have against the other, whether known or unknown, absolute or contingent, which relate to or arise out of the "Agreements" (as defined in the First Agreement) or any other matter, excepting only claims arising out of this Agreement and, if STATEC fails to perform in full hereunder for any reason, the First Agreement, from the beginning of time to the effective date of this Agreement.

     4.2 In order to induce NDCA to make and enter into this Agreement STATEC shall procure the waiver and release of the following related persons and entities, to be evidenced by their signature to the Waiver and Release which follows this Agreement, and NDCA shall likewise release them: STATEC Technologies, Inc., a North Carolina corporation and Dominique Saulnier.

Article 5. Ratification of First Agreement

This Agreement shall supplement and not replace the provisions of the First Agreement, and if either party breaches any of the provisions of this Agreement, the terms of the First

                                        -2-


                                      18

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Agreement shall remain valid and enforceable against it. Except as supplemented hereby, the terms of the First Agreement are hereby ratified and confirmed.

Article 6. General

     6.1 This Agreement shall be governed and controlled by the laws of North Carolina.

     6.2 NDCA represents and warrants that this Agreement has been authorized and approved by its Board of Directors. STATEC represents and warrants that this Agreement has been authorized and approved by all persons and bodies required by French law and its internal governing agreements and charter and that it will obtain approval by the French Court and that neither the execution nor the performance by it of this Agreement and its obligations hereunder shall violate the terms of any other agreement to which STATEC is a party or any law, order, judgment or decree binding on STATEC.

     6.3 This Agreement shall become effective upon execution; provided that no waiver or release by NDCA contained herein shall become effective until STATEC has performed all of its obligations hereunder in full.

     6.4 This Agreement, together with the First Agreement, expresses the complete agreement of the parties hereto with respect to its subject matter, all other prior and contemporaneous agreements, understandings, statements and course of delivery being merged herein.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the signatures of their duly authorized representative, as of the date indicated.

NDC AUTOMATION, INC.                      STATEC TECHNOLOGIES, S.A.



By:     /s/ Ralph Dollander               By:    /s/ Dominique Saulnier
Name:   Ralph Dollander                   Name:  Dominique Saulnier
Title:  President and CEO                 Title: President, Director General
Date:   March 10, 1997                    Date:  March 17th, 1997

                               WAIVER AND RELEASE

The undersigned Dominique Saulnier is the owner of STATEC Technologies, s.a. The undersigned STATEC Technologies Inc. is a subsidiary of STATEC Technologies, s.a. In recognition of the intent of NDCA and STATEC to dissolve and discharge all agreements, obligations, rights and liabilities arising out of or relating to their prior agreements and relationships (except for the Agreement which immediately precedes this Waiver and Release and the First Agreement defined and referred to therein), in order to induce NDCA to make an enter into such Agreement and in consideration of the releases given by NDCA hereunder,


                                        -3-

STATEC Technologies, Inc. and Dominique Saulnier hereby waive, release, remise and forever discharge any and all claims, liabilities and causes of action, whether known or unknown, actual or contingent, which any of them may now or hereafter have or assert arising from the beginning of time through the date of the execution hereof, against NDC Automation, Inc., its predecessor companies, or NDC Netzler et Dahlgren Company A.B., and their respective successors, assigns, stockholders, officers, directors and employees.

     In consideration of the foregoing releases, NDC Automation, Inc., for itself and its predecessor companies, and NDC Netzler et Dahlgren Company AB each hereby waives, releases remises and forever discharges any and all claims, liabilities and causes of action, whether known or unknown, actual or contingent which either of them may now or hereafter have or assert, arising from the beginning of time through the date of the execution hereof, against Dominique Saulnier or STATEC Technologies, Inc.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their respective signatures below.

                              STATEC TECHNOLOGIES, INC.

                              By:     /s/ Charles F. Chandek
                              Name:   Charles F. Chandek
                              Title:  President/CEO
                              Date:   March 11, 1997

                              Dominique Saulnier
                              Date:  March 17, 1997

                    (Signatures continued on following page.


                                       -4-


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

                                  NDC AUTOMATION, INC.

                                  By:     /s/ Ralph Dollander
                                  Name:   Ralph Dollander
                                  Title:  President & CEO
                                  Date:   March 10, 1997

                                  NDC NETZLER ET DAHLGREN
                                  COMPANY AB

                                  By: /s/ Goran Netzler
                                  Name: Goran Netzler
                                  Title: President & CEO
                                  Date: March 17, 1997


                                    -5-


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                                                                      SCHEDULE 1

                    NDC INVENTORY LISTING OF STATEC PRODUCTS

Description        Quantity  Unit Price        Total Value (U.S.$)    Statec.SA

PLSl253CN24P          1       1193.00                  1193.00              0
Cl5G01               19         63.00                  1197.00           1197.00
DCS85--LS1C2          2        384.00                   768.00            768.00
M870--2K             22         46.50                  1023.00           1023.00
M850R564             60         74.00                  4440.00              0
M850RS64             40         74.00                  2960.00           2960.00
M850RS64             46         74.00                  3404.00           3404.00
M850RS2K             24         73.333                 1760.00           1760.00
M850RS2K             20         80.00                  1600.00              0
M870--64             10         50.00                   500.00            500.00
M870--2K             12         37.00                   444.00            444.00
M8500RT-64           40        138.175                5527.00               0
M8500RT-64           50        108.00                 5400.00            5400.00
RWX8ND                1         76.00                   76.00              76.00
KDX80---S2C2PP        9        615.00                 5535.00            5535.00
RWX870-D--           28        165.00                 4620.00            4620.00
RWX870R               6        243.00                 1458.00            1458.00
PPS850--DLS2C2       11        375.00                 4125.00            4125.00
PPS850-DSS2C2         3        380.00                 1140.00            1140.00
Mounting plate
 RWX                 10         44.00                  440.00             440.00
KDX PH BASE PHX       1        124.00                  124.00               0
DCS 1 5C24P           1        150.00                  150.00             150.00

                                TOTALS             $47.884.00         $35.000.00

                                     22

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                                                                      SCHEDULE 2

                    NDC INVENTORY LISTING OF STATEC PRODUCTS

Description  Quantity  Unit Price Total Value (U.S.$) STI

PLS1253CN24P     1       1193.00      1193.00       1193.00
C15G01          19         63.00      1197.00          0
DCS85--LS1C2     2        384.00       768.00          0
M870--2K        22        46.50       1023.00          0
M850RS64        60        74.00       4440.00       4440.00
M850RS64        40        74.00       2960.00          0
M850RS64        46        74.00       3404.00          0
M850RS2K        24        73.333      1760.00          0
M850RS2K        20         80.00      1600.00       1600.00
M870--64        10         50.00       500.00          0
M870--2K        12         37.00       444.00          0
M8500RT--64     40        138.175     5527.00       5527.00
M8500RT64       50        108.00      5400.00          0
RWX8--D          1         76.00        76.00          0
RWX870--D--     28        165.00      4620.00          0
RWX870R          6        243.00      1458.00          0
PPS850--DLS2C2  11        375.00      4125.00          0
PPS850--DSS2C2   3        380.00      1140.00          0
Mounting plate
 RWX            10        44.00        440.00          0
KDX PH BASE PHX  1       124.00        124.00        124.00
DCS 1 5C24P      1       150.00        150.00          0

               TOTALS              $47.884.00    $12.884.00

                                  23


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